EXHIBIT 10.37
Description of Automatic Grant of Directors’ Common Stock Awards
Pursuant to the Terms of the
Occidental Petroleum Corporation 2005 Long-Term Incentive Plan

In February 2014, pursuant to Section 4.5 of the Corporation’s 2005 Long-Term Incentive Plan (the “Plan”), the Board of Directors (the “Board”) restated its resolutions adopted in May 2010 with respect to annual and special common stock awards to be granted automatically to non-employee directors (the “Automatic Grants”) pursuant to the Plan to change the awards from fixed numbers to numbers determined by a fixed value, effective as of the 2014 Annual Meeting of Stockholders. All other provisions of the automatic grants, including the form of award and the restrictions on the sale or transfer of shares, remain unchanged. The following sets forth the restated automatic grant program:

(a) Annual Awards. On the first business day following the 2014 Annual Meeting of Stockholders and each subsequent Annual Meeting during the term of the Plan, each Non-Employee Director who is then a member of the Board shall be awarded shares of Common Stock (or, Common Stock Units, if the Director has timely-elected to receive Units) having a value equal to two hundred twenty-five thousand dollars ($225,000); provided, however, the exact number of shares to be awarded will be calculated by (i) dividing the specified value for such Award by (ii) the last reported sale price per share of the Corporation’s common stock on the New York Stock Exchange - Composite Transactions on the date of grant, with any fraction being rounded to the nearest whole share (such formula, the “Share Calculation”).
(b) Special Awards. On the first business day following each annual meeting during the term of the Plan:
(i) the Non-Employee Director who is then serving as a Chairman of the Board shall be awarded shares of Common Stock or Common Stock Units if the Director has timely-elected to receive Units, having a value of one hundred ten thousand dollars ($110,000), with respect to such position in addition to any Award he or she may be granted for serving as a Non-Employee Director or the Chair of any committee of the Board;
(ii) the Non-Employee Director who is then serving as Vice Chairman of the Board shall be awarded shares of Common Stock or Common Stock Units if the Director has timely-elected to receive Units, having a value of fifty thousand dollars ($50,000), with respect to such position, in addition to any Award he or she may be granted for serving as a Non-Employee Director or the Chair of any committee of the Board;
(iii) each Non-Employee Director who is then serving as a Chairman of one or more committees of the Board shall be awarded shares of Common Stock or Common Stock Units if the Director has timely-

elected to receive Units, having a value of twenty-five thousand dollars ($25,000) with respect to each such position in addition to any Award he or she may be granted for serving as a Non-Employee Director, or the Chairman or Vice Chairman of the Board;
provided, however, that in each case the exact number of shares to be awarded pursuant to (b)(i), (ii) or (iii) will be determined using the Share Calculation.
(c) Interim Awards.
(i)    If, following an annual meeting, a Non-Employee Director is elected during the term of the Plan other than at an annual meeting, then on the first business day following his or her election as a member of the Board, such newly elected Non-Employee Director shall be awarded the number of shares of Common Stock or Common Stock Units if the Director has timely-elected to receive Units, having a value equal to two hundred twenty-five thousand dollars ($225,000) multiplied by a fraction, the numerator of which is the number of regularly scheduled Board meetings remaining between the date of his or her election and the next annual meeting and the denominator of which is the number of regularly scheduled Board meetings between the immediately preceding annual meeting and the next scheduled annual meeting; and
(ii) If a Non-Employee Director is appointed to serve as a Chairman or Vice Chairman of the Board at any time other than at an annual meeting, then, on the first business day following such appointment, such Non-Employee Director shall be awarded with respect to such position the number of shares of Common Stock or Common Stock Units if the Director has timely-elected to receive Units, having a value equal to the award he or she would have received pursuant to (b)(i) or (ii) multiplied by a fraction, the numerator of which is the number of regularly scheduled Board meetings remaining between the date of his or her selection as Chairman or Vice Chairman and the next annual meeting and the denominator of which is the number of regularly scheduled Board meetings; and
(iii) If a Non-Employee Director is appointed to serve as a Chairman of one or more committees of the Board at any time other than at an annual meeting, then, on the first business day following the next regularly scheduled annual meeting during the term of the Plan, such Non-Employee Director shall be awarded with respect to each such position the number of shares of Common Stock or Common Stock Units if the Director has timely-elected to receive Units, having a value equal to twenty‑five thousand dollars ($25,000) multiplied by a fraction, the numerator of which is the number of regularly scheduled committee meetings, to which he or she has been appointed Chairman of, remaining between the date of his or her selection as Chairman of one or more Board committees and the next annual meeting and the denominator of which is the number of regularly scheduled committee meetings, to which he or she has been appointed Chairman of, between the immediately preceding annual meeting and the next regularly scheduled annual meeting; provided however, that if following the appointment of such Non-Employee Director as a Chairman of a Board Committee, the number of such positions held by such Non-Employee Director has not increased from the number of positions for which he or she received a Special Award following the immediately preceding annual meeting, then the Non-Employee Director shall not be entitled to an Interim Award.
provided, however, that in each case the exact number of shares to be awarded pursuant to (c)(i), (ii) or (iii) will be determined using the Share Calculation.